UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 16, 2011

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 15, 2011, Arthur J. Gallagher & Co. (the “Company”) filed a Form 8-K, which included as Exhibit 99.2 presentation slides to be used at the February 16, 2011 Bank of America Merrill Lynch Insurance Conference in New York and a link to the live conference webcast. During his remarks at the conference, J. Patrick Gallagher, Jr., the Company’s Chairman, President and CEO, directed conference attendees and investors to page 63 of Exhibit 99.2.

Page 63 of the presentation provides 2008, 2009 and 2010 adjusted financial information on a quarter-to-quarter comparative basis for the Company’s Brokerage Segment. Information on page 63 was summarized from pages 53, 56 and 59 of the presentation which provide detailed reconciliations of reported information to non-GAAP adjusted information. Adjustments made on those pages remove significant non-recurring and unusual items.

In his remarks at the conference, Mr. Gallagher stated that page 63 of the presentation shows important trends and quarterly seasonality in the Company’s historical Brokerage Segment financial results and provides adjusted compensation expense ratios and operating expense ratios. Mr. Gallagher strongly encouraged investors to use the information on page 63 when making their future quarterly and annual earnings estimates for the Company’s Brokerage Segment.

It appears to the Company that many analysts seem to have made adjustments to prior periods for the Brokerage Segment in their models reflecting information provided on pages 53, 56 and 59. However, it appears that many have not recalculated historical compensation expense ratios and operating expense ratios after making such adjustments, which could have a meaningful effect on their future earnings estimates.

The Company is filing this Form 8-K to again direct analysts as well as other interested persons to Exhibit 99.2 of the Form 8-K filed on February 15, 2011, including page 63. The Company believes the information on page 63 should be considered by analysts when projecting future results and when selecting compensation expense ratios and operating expense ratios as part of making earnings estimates for each quarter of 2011.

As Mr. Gallagher stated in his presentation, the Company does not plan to present similar information in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: March 16, 2011	/s/ DOUGLAS K. HOWELL
Douglas K. Howell Vice President and Chief Financial Officer